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                                                                    EXHIBIT 2.43

UNITED FACTORS, L.L.C.                                CLIENT #:_________________

                          PURCHASE AND SALE AGREEMENT

          This Purchase and Sale Agreement ("Agreement") is executed this 10 day of April, 1996 between VULCAN ENERGY CORPORATION, a Texas corporation
                       -------------------------
("Seller"), and UNITED FACTORS, L.L.C., a Texas limited liability company ("Purchaser").

                                   RECITALS

          A. Seller desires to obtain cash on an accelerated basis by selling to Purchaser certain rights to payment for goods sold or leased and services rendered to third parties evidenced by one or more invoices ("Invoice[s]") constituting accounts receivable ("Account[s] Receivable") due Seller from a customer ("Customer").

          B. Seller and Purchaser desire to establish a contractual format under which Seller would sell and Purchaser would purchase certain Accounts Receivable owed Seller by Customer.

          C. This Agreement shall serve as a the master agreement between Seller and Purchaser concerning the purchase and sale of certain Accounts Receivable of Customer.

          NOW, THEREFORE, in consideration of the promises and undertakings set forth herein, the benefits accruing to Seller and Purchaser, and other good and valuable consideration, Seller and Purchaser hereby agree as follows:

                                  AGREEMENTS

          1.   Purchase and Sale of Accounts Receivable. Seller hereby sells,
               ----------------------------------------
assigns, transfers, conveys and delivers to Purchaser and Purchaser hereby purchases and receives from Seller all right, title and interest of Seller in and to the Accounts Receivable due from Customer to Seller, including, without limitation, the full power and authority to collect the Accounts Receivable through legal action or otherwise. In order to qualify as an Accounts Receivable under this Agreement, a specific Invoice of an approved Customer must have been approved by Purchaser in Purchaser's sole and absolute discretion. Evidence of acceptance of an Account Receivable shall be indicated on Purchaser's standard Accounts Receivable Verification Report ("ARVR") form. The ARVR shall identify the Customer, the number(s) of the Invoice(s), the purchase price, the initial payment and the Contingent Reserve (defined below).

          2.   Purchase Price. The purchase price ("Purchase Price") of a
               --------------
qualifying Account Receivable will be determined out of the initial payment made by Purchaser indicated on the ARVR (which shall be 80% of the net invoice), plus
                                                                            ----
an amount ("Bonus") equal to:

               (a) an additional 18.75% of the applicable Invoice if the Invoice is paid within 10 days from the date of the initial payment; or

               (b) an additional 17.50% of the applicable Invoice if the Invoice is paid between 11 and 20 days from the date of the initial payment; or

               (c) an additional 16.50% of the applicable Invoice if the Invoice is paid between 21 and 36 days from the date of the initial payment; or

               (d) an additional 15.25% of the applicable Invoice if the Invoice is paid between 37 and 40 days from the date of the initial payment; or

               (e) an additional 14.00% of the applicable Invoice if the Invoice is paid between 41 and 50 days from the date of the initial payment.

               The difference, if any, between the Purchase Price and the amount paid on the Invoice shall be the "Fee" earned by Purchaser. The Bonus shall be reduced, as set forth in Section 10 of this Agreement, by (i) the shortage of payments on the Invoice aggregating less than the full amount of the Invoice, and/or (ii) partial payments on an Invoice. The percentage amounts indicated above to determine the Bonus shall be called the "Bonus Percentage."

          3.   Contingent Reserve. Each ARVR shall provide for a hypothetical
               ------------------
contingent reserve (the "Contingent Reserve") representing a holdback from the Purchase Price for the Invoice. The Contingent Reserve shall be held by Purchaser to secure performance of Purchaser's offset, deduction and other rights set forth in this Agreement, and to absorb any losses caused by a Customer not paying the full amount of an Invoice. The Contingent Reserve may not only be applied by Purchaser to the specific Invoice for which it is created in the applicable ARVR, but also on any other Accounts Receivable acquired by Purchaser under this Agreement. The Contingent Reserve as to each Invoice shall be promptly paid by Purchaser to Seller to the extent there is an adjustment in the Purchase Price in accordance with Section 2 of this Agreement. Upon the termination of this Agreement, or sooner in Purchaser's sole and absolute discretion, any unused portion of the Contingent Reserve shall be paid by Purchaser to Seller, without interest thereon.

          4.   Qualifying Accounts Receivable. Purchaser shall have no
               ------------------------------
obligation to acquire any Accounts Receivable from Seller under this Agreement. If Seller desires to sell an Invoice to Purchaser, however, the terms of the purchase and sale shall be governed by this Agreement. Purchaser reserves the right to reject any and all requests by Seller to sell an Account Receivable to Purchaser. All Accounts Receivable sold to Purchaser under this Agreement shall contain terms that payment is due within 30 days of invoice, shall be on invoice forms acceptable to Purchaser, and Seller must furnish Purchaser with proof of delivery of goods and/or services satisfactory to Purchaser. Original invoices, together with appropriate copies, shall also be furnished to Purchaser at the time of any acquisition of an Account Receivable under this Agreement.

                                                                        /s/ JWW
                                                                        --------
                                                                        INITIALS

     5.   Investigations by Purchaser. Prior to the purchase of any Account
          ---------------------------
Receivable or any time thereafter, Purchaser shall have the right to conduct such investigations of the Customer and the transaction giving rise to the Account Receivable as Purchaser deems appropriate. Purchaser shall have the right periodically to verify that the Customer owing the Account Receivable is satisfied with the goods and/or services furnished by Seller in connection therewith and to conduct credit searches on the Customer. Any investigations or other information obtained by Purchaser with respect to the Customer is for the sole benefit of Purchaser.

     6.   Notification to Customer. Purchaser shall have the right to require
          -------------------------
acknowledgement from the Customer of the sale of an Account Receivable and direct that all payments made on the Account Receivable purchased by Purchaser shall be made directly to Purchaser.

     7.   Representations and Warranties of Seller. As an inducement for
          ----------------------------------------
Purchaser to enter into this Agreement, and with knowledge that the truth and accuracy of such representations and warranties are being relied upon by Purchaser (notwithstanding any investigation by Purchaser), Seller represents and warrants to Purchaser that:

          (a) Seller is the sole owner and beneficiary of the Accounts Receivable and has not previously assigned, transferred or encumbered the Accounts Receivable or any interest therein, in whole or in part.

          (b) Seller has the full power and authority to sell the Accounts Receivable to Purchaser and has duly authorized its sale to Purchaser in accordance with this Agreement.

          (c) The applicable Invoice is for the amount stated in the corresponding ARVR and there are no setoffs, deductions, disputes, contingencies or counterclaims against Seller of any kind whatsoever which could affect payment on the Accounts Receivable.

          (d) No sums have been collected on any Invoice, the full amount of each Invoice is presently due and owing to Seller and payment thereon by Customer is not contingent upon fulfillment of any other obligation at any time.

          (e) The Accounts Receivable are the result of a bona fide sale and delivery of goods or performance of services rendered by Seller to Customer.

          (f) All financial information concerning Seller or Customer delivered by Seller to Purchaser in connection with this Agreement or the purchase and sale of Accounts Receivable are true, accurate and complete in all material respects.

          (g) Seller will not modify the terms of the Accounts Receivable with Customer unless Purchaser's prior written consent is given.

          (h) Seller has all requisite licenses, patents and trademarks to allow it to lawfully complete the transaction made the subject of each Invoice.

     8.   Covenants of Seller. Seller hereby covenants and agrees with Purchaser
          -------------------
as follows:

          (a) Should Seller receive payment of all or any portion of an Account Receivable, Seller shall promptly notify Purchaser and shall hold all checks and other payments in trust for Purchaser and shall deliver to Purchaser such checks and other payments within two
               (2) business days of receipt of same.

          (b) Seller shall deliver to Purchaser upon request such resolutions or certificates as Purchaser may reasonably request from time to time to evidence Seller's power and authority to act under this Agreement.

          (c) Seller shall not change its corporate structure, existence or name without the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

          (d) Seller shall not sell, transfer, pledge, encumber or grant a security interest in any of the Accounts Receivable to any person, firm, association, corporation or business entity of any type or character other than to Purchaser.

          (e) Seller shall promptly notify Purchaser of any disagreement or dispute with Customer.

     9.   Nonrecourse Nature of Sale. If the Account Receivable is not paid by
          --------------------------
Customer for a reason other than a breach by Seller of its representations, warranties and covenants under this Agreement, Seller shall not be liable to Purchaser; accordingly, Purchaser is assuming the credit risk associated with payment by Customer on each Invoice. If Seller has not breached any of its representations, warranties or covenants set forth in this Agreement, any loss sustained by Purchaser shall only be collected out of the Contingent Reserve.

     10.  Closing of Invoice. Upon Purchaser's good faith determination that a
          ------------------
particular transaction relating to an Invoice has been completed, Purchaser shall close out such transaction by collecting its Fee out of the Contingent Reserve, then adjusting payment of the Purchase Price (and making any additional payments to Seller in accordance with Section 2 of this Agreement), and then applying any remaining Contingent Reserve not applied on the Purchase Price to other Accounts Receivable acquired by Purchaser under this Agreement, or refunding the unused Contingent Reserve to Seller. Purchaser shall be entitled to a Fee on each Invoice calculated as follows: (i) if an Invoice is paid in full by a single payment, the "Fee" shall be the difference between the Purchase Price and the amount collected on the Invoice; (ii) if an Invoice is paid in full but with more than one payment, the "Fee" shall be the difference between the Purchase Price (calculated using a weighted average of the Bonus taking into account different Bonus Percentages applied on the amount collected with each payment); (iii) if an Invoice is closed with a single payment constituting less than the entire amount of the Invoice, the Bonus shall be reduced by the shortage of funds paid on the Invoice; and (iv) if an Invoice is closed but with more than one payment aggregating less than the full amount of the Invoice, the Bonus shall be reduced by the


                                                                        /s/ JWW
                                                                        -------
                                                                        Initials

                                     Page2
shortage of funds paid on the Invoice and calculated by using a weighted average determined by applying the Bonus Percentage on the amount collected with each payment.

     11.  Right to Settle Accounts Receivable.  Purchaser may, in its good faith
          -----------------------------------
discretion, settle or compromise any Account Receivable due to a disagreement or dispute with the Customer, including, without limitation, invoicing error, dissatisfaction with the goods and/or services rendered by Seller or the inability or difficulty of the Customer to pay the full amount of the Account Receivable.

     12.  No Assumption.  Purchaser does not, by this Agreement, assume any
          -------------
obligations of Seller under any Account Receivable.

     13.  Security Agreement.  Contemporaneous with the execution of this
          ------------------
Agreement, Seller is entering into a security agreement ("Security Agreement") with Purchaser, whereby Seller is granting to Purchaser a first lien and security interest in the Accounts Receivable and the other rights and appurtenances relating thereto. Any default by Seller under the Security Agreement shall additionally constitute a default by Seller under this Agreement.

     14.  Remedies.  In the event of a breach by Seller of any of its
          --------
representations, warranties and covenants set forth in this Agreement, or in the event Seller otherwise defaults on its obligations hereunder, Purchaser may exercise any one or more of the following remedies, to the maximum extent allowed by law:

          (a) Require Seller to immediately pay to Purchaser all unpaid amounts owing on the Accounts Receivable, plus the maximum Fee that
                                                 ----
               Purchaser would have earned on each Invoice on which a loss was incurred by Purchaser.

          (b) Enforce Purchaser's rights and remedies under the Security Agreement.

          (c) Enter Seller's business premises and take possession of all books and records relating to the Accounts Receivable.

          (d) Exercise any other rights or remedies available at law or in equity.

     15.  Termination.  This Agreement shall continue in full force and effect
          -----------
for 1 year and shall thereafter be renewed 6 months at a time until terminated by either party upon 30 days written notice to the other. No termination shall relieve either party of any rights or obligations accrued as of the date of termination.

     16.  Further Assurances.  Seller and Purchaser agree to execute such
          ------------------
further documents as may be reasonably required by the other to further the intent of this Agreement.

     17.  Application Fee.  Seller shall be charged an initial application fee
          ---------------
of $350.00. For each new Customer thereafter approved. Purchaser shall be entitled to a $30.00 charge to be deducted from the Purchase Price as an application fee. No such charge shall be levied except on Accounts Receivable actually acquired by Purchaser under this Agreement.

     18.  Attorney-in-Fact.  Seller hereby irrevocably appoints Purchaser, or
          ----------------
any person designated by Purchaser, its true and lawful special attorney-in-fact and agent, with power to do the following.

          (a)  Receive, open and dispose of all mail addressed to Seller.

          (b) Endorse the name of Seller on any notes, acceptances, checks, drafts, money orders or other remittances for payment of the Accounts Receivable.

          (c) Endorse the name of Seller on any invoice, freight, or express bill or bill of lading, storage receipt, warehouse receipt or other instrument or document in respect to any Account Receivable.

          (d) Sign the name of Seller to drafts against Seller, assignments or verifications of Accounts Receivable and notices to Customer.

          (e) Send notices and file liens against third parties to the same extent that Seller could do so.

          (f) Do all other acts and things necessary to carry out the intent of this Agreement.

     19.  Waiver.  The waiver by Purchaser of any breach or default of this
          ------
Agreement on the part of Seller shall not be construed as a waiver of any subsequent breach or default. Moreover, the failure by Purchaser to exercise any right or remedy hereunder shall not operate as a waiver of such right in the future, and all rights and remedies herein provided are cumulative.

     20.  Attorney's Fees.  In the event of a breach by Seller of any of its
          ---------------
representations, warranties or covenants set forth herein and a lawsuit or other legal proceeding is initiated seeking enforcement or interpretation of this Agreement or otherwise relating thereto, Purchaser shall be entitled to recover its reasonable attorneys' fees.

     21.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas.

     22.  Severability.  If any provision of this Agreement is held illegal or
          ------------
unenforceable, such illegality or unenforceability shall not affect the remainder of this Agreement.

     23.  Entire Agreement.  This Agreement and the following documents
          ----------------
constitute the entire agreement and understanding between Seller and Purchaser:

          (a)  Officers Certification;
                                                                        /s/ FWW
                                                                        --------
                                     Page3                              Initials

          (c)  Security Agreement;

          (d)  UCC Financing Statement;

          (e)  Guaranty; and

          (f)  Notice(s) to Customer(s).

     24.  Modifications. This Agreement may only be modified by a written
          -------------
instrument signed by Seller and Purchaser.

     25.  Binding Effect. Subject to the provisions hereof, this Agreement shall
          --------------
be binding upon and inure to the benefit of Seller and Purchaser and their respective heirs, successors and assigns.

     26.  Arbitration. All parties to this agreement shall be subject to
          -----------
arbitration as follows:

               (a)  Binding Arbitration. Upon the request of Purchaser, all
                    -------------------
disputes ("Disputes") between the parties relating, in whole or in part, to this Agreement, shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") and, to the maximum extent applicable, the Federal Arbitration Act. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent as a judge under the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure and applicable law. These arbitration provisions shall survive any termination or amendment of this Agreement. If any of these arbitration provisions are found to be unlawful or unenforceable, such illegality or unenforceability shall not affect the legality or enforceability of the remaining parts.

               (b)  No Waiver; Preservation of Remedies. No provision of, nor
                    -----------------------------------
the exercise of any rights under, this Section 26 shall limit the right of any party, to seek, use, and employ ancillary remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, or foreclosing upon any property, real or personal, which is involved in a Dispute, including, without limitation, rights and remedies relating to (1) forclosing against any collateral, (2) exercising self-help remedies (including setoff rights), or (3) obtaining provisional or ancillary remedies such as injunctive relief, sequestration, attachment and garnishment. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies shall not constitute a waiver of the right of Purchaser, to submit the Dispute to arbitration nor render inapplicable these arbitration provisions.

               (c)  Scope of Award: Modification or Vacation of Award:
                    --------------------------------------------------
Qualifications. The arbitrators shall resolve all Disputes in accordance with
--------------
applicable substantive law. Any arbitrators shall be practicing attorneys licensed to practice law in the State of Texas and shall be knowledgeable in the subject matter of the Dispute. With respect to a Dispute in which the claim or amount in controversy does not exceed $250,000.00, a single arbitrator (who shall have authority to render a maximum award of $250,000.00, including all damages of any kind and costs, fees and the like) shall be chosen and shall decide the dispute. With respect to a Dispute in which the claim or amount in controversy exceeds $250,000.00, the Dispute shall be decided by a majority vote of three arbitrators. The arbitrators may grant any remedy or relief that the arbitrators deem just and equitable and within the scope of the Section 26. The arbitrators may also grant such ancillary relief as is necessary to make the award effective. In all arbitration proceedings in which the amount in controversy exceeds $250,000.00, the arbitrators shall make specific, written findings of fact and conclusions of law, and the parties shall have in addition to the limited statutory right to seek vacation or modification of an award pursuant to applicable law, the right to seek vacation or modification of any award that is based in whole, or in part, on an incorrect or erroneous ruling of law by appeal to an appropriate court having jurisdiction.

                                                  UNITED FACTORS, L.L.C.

                                                  By: /s/ Richard D. Tribe
                                                     ---------------------------
                                                  Name:  RICHARD D. TRIBE
                                                       -------------------------
                                                  Title:   MANAGER
                                                        ------------------------

                                                                     "PURCHASER"

                                                  VULCAN ENERGY CORPORATION

                                                  By:  /s/ F. Worthy Walker
                                                     ---------------------------
                                                  Name:  F. WORTHY WALKER
                                                       -------------------------
                                                  Title:   PRESIDENT
                                                        ------------------------

                                                                        "SELLER"


STATE OF TEXAS             (S)
                           (S)
COUNTY OF HARRIS           (S)


     This instrument was acknowledged before me on April 10, 1996, by F. WORTHY WALKER, the president of Vulcan Energy Corp., a Texas Corp., on behalf of said company.

[Notary Seal Appears Here]                   /s/ Nita F. Miller
                                             ------------------------------
                                             Notary Public in and for
                                             the State of Texas

STATE OF TEXAS      (S)
                    (S)
COUNTY OF HARRIS    (S)

     This instrument was acknowledged before me on April 10, 1996, by RICHARD D. TRIBE, the Manager of United Factors, L.L.C., a Texas limited liability company, on behalf of said company.

                                             /s/ Nita F. Miller
                                             ------------------------------
[Notary Seal Appears Here]                   Notary Public in and for
                                             the State of Texas

                                                                       ________
                                    Page 5                             INITIALS